Exhibit 4.4

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of December 1, 2017 by and among:

1.                 Pintec Technology Holdings Limited, an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”);

2.                 GENIUS HUB LIMITED, a company with limited liability organized and existing under the laws of the British Virgin Islands (the “Founder Holdco 1”);

3.                 WISE PLUS LIMITED, a company with limited liability organized and existing under the laws of the British Virgin Islands (the “Founder Holdco 2”);

4.                 ROSY RANGE GLOBAL LIMITED, a company with limited liability organized and existing under the laws of the British Virgin Islands (the “Founder Holdco 3”);

5.                 EARNEST WAY INTERNATIONAL LIMITED, a company with limited liability organized and existing under the laws of the British Virgin Islands (the “Founder Holdco 4”);

6.                 CH Financial Holdings Ltd. a company with limited liability organized and existing under the laws of the British Virgin Islands (the “Founder Holdco 5”);

7.                 UP SAIL HOLDINGS LIMITED, a company with limited liability organized and existing under the laws of the British Virgin Islands (the “Founder Holdco 6”);

8.                 SPRING FOUNTAIN HOLDINGS LIMITED, a company with limited liability organized and existing under the laws of the British Virgin Islands (the “Founder Holdco 7”);

9.                 Black Swan Investment Holdings Limited, a company with limited liability organized and existing under the laws of the British Virgin Islands (the “Founder Holdco 8”, collectively with the Founder Holdco 1, the Founder Holdco 2, the Founder Holdco 3, the Founder Holdco 4, the Founder Holdco 5, the Founder Holdco 6 and the Founder Holdco 7, the “Founder Holdcos”);

10.          Sky City Holdings Limited, a company with limited liability organized and existing under the laws of the British Virgin Islands ( “BVI Subsidiary 1”);

11.          Next Hop Holdings Limited, a company with limited liability organized and existing under the laws of the British Virgin Islands ( “BVI Subsidiary 2”, collectively with the BVI Subsidiary 1, the “BVI Subsidiaries”);

12.          Sky City Hong Kong Limited, a company organized and existing under the laws of Hong Kong (the “HK Co. 1”);

13.          Next Hop Hong Kong Limited, a company organized and existing under the laws of Hong Kong (the “HK Co. 2” , collectively with the HK Co.1, the HK Companies);

14.          Sky City (Beijing) Technology Co., Ltd. (思凯思特（北京）科技有限公司), a limited liability company organized and existing under the laws of the People’s Republic of China (the “PRC”)，as the wholly-owned subsidiary of the HK Co. 1 (the “PRC Subsidiary 1”);

15.          Pintec (Beijing) Technology Co., Ltd. (品钛（北京）科技有限公司), a limited liability company organized and existing under the laws of the PRC, as the wholly-owned subsidiary of the HK Co. 2 (the “PRC Subsidiary 2”, collectively with the PRC Subsidiary 1, the “PRC Subsidiaries”);

16.          Anquying (Tianjin) Business Information Consulting Co., Ltd. (安趣盈（天津）商务信息咨询有限公司), a limited liability company organized and existing under the laws of the PRC (the “Tianjin Anquying”);

17.          Anquying (Shanghai) Investment Consulting Co., Ltd. (安趣盈（上海）投资咨询有限公司), a limited liability company organized and existing under the laws of the PRC (the “Shanghai Anquying”), as the wholly-owned subsidiary of the Tianjin Anquying;

18.          Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd. (深圳前海敏恒商业保理有限公司), a limited liability company organized and existing under the laws of the PRC (the “Shenzhen Minheng”), as the wholly-owned subsidiary of the Shanghai Anquying;

19.          Anquying (Ganzhou) Technology Co., Ltd. (安趣盈（赣州）科技有限公司), a limited liability company organized and existing under the laws of the PRC (the “Ganzhou Anquying”), as the wholly-owned subsidiary of the Tianjin Anquying；

20.          Beijing Hongdian Fund Distributor Co., Ltd. (北京虹点基金销售有限公司), a limited liability company organized and existing under the laws of the PRC (the “Beijing Hongdian”);

21.          Hezi (Beijing) Consultants Co., Ltd. (核籽（北京）咨询顾问有限公司) , a limited liability company organized and existing under the laws of the PRC (the “Hezi (Beijing)”);

22.          Muffin Insurance Broker Co., Ltd. (麦芬保险经纪有限公司), a limited liability company organized and existing under the laws of the PRC (the “Muffin Insurance”), as the wholly-owned subsidiary of the Hezi (Beijing);

23.          Xuanji Intelligence (Beijing) Technology Co., Ltd. (璇玑智能（北京）科技有限公司)，a limited liability company organized and existing under the laws of the PRC (the “Xuanji Intelligence”);

24.          Tianjin Xiangmu Asset Management Co., Ltd. (天津橡木资产管理有限公司), a limited liability company organized and existing under the laws of the PRC (the “Tianjin Xiangmu”, collectively with the Tianjin Anquying, the Shanghai Anquying, the Shenzhen Minheng, the Ganzhou Anquying, the Beijing Hongdian, the Hezi (Beijing), the Muffin Insurance and the Xuanji Intelligence, the “PRC Affiliates” and each, a “PRC Affiliate”);

25.          Each of the persons as set forth in Schedule 1 attached hereto (the “Founders” and each, a “Founder”);

26.          Each of the entity or entities as set forth in Schedule 2-B attached hereto (the “Angel Shareholders” and each, a “Angel Shareholder”);

27.          Each of the entity or entities as set forth in Schedule 2-C attached hereto (the “Series Seed-A Investors” and each, a “Series Seed-A Investor”);

28.          Each of the entity or entities as set forth in Schedule 2-D attached hereto (the “Series Seed-B Investors” and each, a “Series Seed-B Investor”);

29.          Each of the entity or entities as set forth in Schedule 2-E attached hereto (collectively, the “Series Seed-C Investors”, and each, an “Series Seed-C Investor”, collectively with the Series Seed-A Investors and the Series Seed-B Investors, the “Investors”, and each, and “Investor”).

The Company, the BVI Subsidiaries, the HK Companies, the PRC Subsidiaries, the PRC Affiliates, any other direct or indirect subsidiary of the foregoing, and any other entity whose financial statements are intended to be consolidated with those of the Company and are recorded on the books of the Company for financial reporting purposes are referred to collectively herein as the “Group Companies”, and each, a “Group Company”. The PRC Subsidiaries and the PRC Affiliates are referred to collectively herein as the “PRC Companies”, and each, a “PRC Company”.

RECITALS

A.                                    The Jimu Group took certain restructuring steps as set forth in the Restructuring Plan approved by the shareholders and the board of directors of Pintec Holdings Limited on December 1, 2017, pursuant to which certain entities and the corresponding businesses are carved out from Jimu Group into the Group Companies.  For the purpose of this Agreement, “Jimu Group” shall mean Pintec Holdings Limited, a company organized and existing under the laws of the British Virgin Islands, and its subsidiaries and affiliated entities.

B.                                    The Company, the Founder Holdcos, the BVI Subsidiaries, the HK Co., the PRC Companies, the Founders and the Investors have entered into a Shares Purchase Agreement dated December 1, 2017 (the “Purchase Agreement”), under which the Company issued and sold (i) a total of 2,227,047 authorized ordinary shares, par value US$0.000125 per share (the “Ordinary Shares”) to the Angel Shareholders; (ii) a total of 2,500,000 authorized series seed-A-1 convertible preferred shares, par value US$0.000125 per share (the “Series Seed-A-1 Preferred Shares”), to the Series Seed-A-1 Investor; (iii) a total of 17,678,568 authorized series seed-A-2 convertible preferred shares, par value US$0.000125 per share (the “Series Seed-A-2 Preferred Shares”, collectively with the Series Seed A-1 Preferred Shares, the “Series Seed-A Preferred Shares”), to the Series Seed-A-2 Investors; (iv) a total of 37,257,705 authorized series seed-B convertible preferred shares, par value US$0.000125 per share (the “Series Seed-B Preferred Shares”), to the Series Seed-B Investors; and (v) a total of 42,747,918 authorized series seed-C convertible preferred shares, par value US$0.000125 per share (the “Series Seed-C Preferred Shares”, collectively with the Series Seed-A Preferred Shares and the Series Seed-B Preferred Shares, the “Preferred Shares”), to the Series Seed-C Investors.

C.                                    The Purchase Agreement provides that the execution and delivery of this Agreement by the parties shall be a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement.

D.                                    The parties hereto desire to enter into this Agreement to govern certain shareholder rights and other matters as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1                               Information and Inspection Rights.

(a)                                    Information Rights.  Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, the Group Companies shall deliver to each holder of the Preferred Shares, in English language and in a form acceptable to the Investors:

(i)           audited annual consolidated financial statements and management reports, within ninety (90) days after the end of each fiscal year, prepared in accordance with PRC generally accepted accounting principles (the “PRC GAAP”), International Financial Reporting Standards (the “IFRS”), United States generally accepted accounting principles (the “US GAAP”) or any other accounting principles (the “Accounting Standard”) approved by the holders of the majority of Series Seed-A Preferred Shares, Xiaomi Ventures Limited (“Xiaomi Ventures”) and Shunwei TMT III Limited (“Shunwei” and together with Xiaomi Ventures, the “ Series Seed-B Lead Investors”), and majority of Series Seed-C Preferred Shares, and audited by one of the Big Four accounting firms or such other reputable accounting firms selected by the board of directors of the Company (the “Board”) (which shall include the consents of the Series Seed-A-2 Director (as defined below), the Xiaomi Director (as defined below) and the Series Seed-C Director (as defined below);

(ii)          unaudited quarterly consolidated financial statements and management report, within thirty (30) days after the end of each quarter, prepared in conformance with the Accounting Standard;

(iii)         unaudited monthly consolidated financial statements and management report, within thirty (30) days after the end of each month, prepared in conformance with the Accounting Standard;

(iv)         an annual capital expenditure and operations budget of the Group Companies for the following fiscal year, as approved by the Board (which shall include the consents of the Series Seed-A-2 Director, the Xiaomi Director and the Series Seed-C Director) no less than forty-five (45) days prior to the end of each fiscal year;

(v)          copies of all documents or other information of any Group Company sent to any shareholder;

(vi)         copies of any reports filed by any Group Company with any relevant securities exchange, regulatory authority or governmental agency;

(vii)        upon the written request by any holder of Preferred Shares, such other information as such holder of Preferred Shares shall reasonably request from time to time (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to such holder of Preferred Shares pursuant to this Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the Accounting Standard. All management reports shall include a comparison of financial results with the corresponding quarterly and annual budgets.

For three (3) years after the Company becomes subject to the filing requirements of the U.S. Securities and Exchange Act of 1934 or any other organized securities exchange, as long as the Investors continue to hold any shares in the Company, the Company shall deliver to the Investors copies of any quarterly, annual, extraordinary, or other reports filed by the Company with the U.S. SEC or any other relevant securities exchange, regulatory authority or government agency, and copies of any annual reports to the shareholders or other materials delivered to any other shareholder.

(b)                                    Inspection Rights.  Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, for so long as, (i) with respect to Series Seed-A Investors, any Series Seed-A Investor holds any Preferred Share,(ii) with respect to the Series Seed-B Lead Investors, if the Series Seed-B Lead Investors in the aggregate hold more than five percent (5%) of the total issued share capital of the Company (calculated on a fully-diluted and as-converted basis), and (iii) with respect to the Series Seed-C Investors, if the Series Seed-C Investors in the aggregate hold more than five percent (5%) of the total issued share capital of the Company (calculated on a fully-diluted and as-converted basis) such Series Seed-A Investor or any Series Seed-B Lead Investor or Series Seed-C Investors, at its own cost, shall have (i) the right to inspect facilities, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Group Companies and only in a manner so as not to interfere with the normal business operations of the Group Companies, and (ii) the right to discuss the business, operations and conditions of the Group Company with their respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”).

(c)                                     Termination of Rights.  The Information Rights and the Inspection Rights shall terminate upon the consummation of a Qualified IPO (as defined below).

(d)                                    Permitted Disclosure.  The Investors shall be entitled to disclose the information acquired under the Information Rights and the Inspection Rights for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, partners, shareholders or investors.

1.2                               Going Public; Lock up.

(a)                                    The Group Companies and the Ordinary Shareholders undertake to the holders of the Preferred Shares to use their best effort to achieve a firm commitment underwritten registered public offering of the shares of the Company (which shall be subject to the prior written consent of the holders of the Preferred Shares pursuant to this Agreement and the Amended and Restated Memorandum and Articles of Association of the Company, as amended (the “Restated Articles”)) in the United States, that has been registered under the United States Securities Act of 1933, as amended from time to time, including any successor statutes, Hong Kong or Mainland China, with an implied valuation of the Company prior to such offering of at least US$614,368,518, or in a similar public offering or listing alternative in another jurisdiction on a recognized regional or national securities exchange acceptable to the Series Seed-B Lead Investors and the Series Seed-C Investor (the “Qualified IPO”); provided that such offering satisfies the foregoing valuation requirements. The terms and conditions of the Qualified IPO and the identity of the manager/arranger of the Qualified IPO shall be subject to the prior written consents of (i) holders of at least a majority Series Seed-A Preferred Shares (the “Series Seed-A Majority”), (ii) (x) for so long as Xiaomi Ventures continues to hold more than 7,325,557 Series Seed-B Preferred Shares (on an as-converted basis and as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein), Xiaomi Ventures, or (y) in the instance that Xiaomi Ventures holds 7,325,557 Series Seed-B Preferred Shares or less (on an as-converted basis and as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein), the holders of at least a majority of the then outstanding Series Seed-B Preferred Shares (the “Series Seed-B Majority”) and (iii) holders of at least a majority Series Seed-C Preferred Shares (the “Series Seed-C Majority”).

(b)                                    Each of the Group Companies and Ordinary Shareholders jointly and severally undertakes that the Group Companies and the Ordinary Shareholders shall take all steps consistent with the requirements of applicable laws and regulations to minimize the lock-up of the holders of Preferred Shares (or Ordinary Shares upon conversion of the Preferred Shares) in the event of a Qualified IPO.

1.3                               Board of Directors.

(a)                                    The Restated Articles shall provide that the Board shall consist of up to seven (7) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles. Effective from the date hereof, at each election of directors of the Company, the holders of Preferred Shares and the Ordinary Shareholders hereby consent and agree to cast in favor of the following persons all shares of outstanding voting capital stock of the Company now held or subsequently acquired by the holders of Preferred Shares or the Ordinary Shareholders to elect: (i) four (4) nominees designated by the majority of the holders of the Ordinary Shares of the Company, voting as a single class (the “Ordinary Shares Directors”), (ii) one (1) nominee designated by the holders of Series Seed-A-2 Preferred Shares, voting together as a single class (the “Series Seed-A-2 Director”), (iii) one (1) nominee designated by Xiaomi Ventures (the “Xiaomi Director”) and (iv) one (1) nominee designated by Investec Bank plc (the “Series Seed-C Director”)..

(b)                                    Each of the holders of Preferred Shares and the Ordinary Shareholders also agrees to vote all of his, her or its shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to this Section 1.3 may be removed unless (v) with respect to the Ordinary Shares Director, such removal is directed or approved by the majority of the holders of the Ordinary Shares, (w) with respect to Series Seed-A-2 Director, such removal is directed or approved by the holders of Series Seed-A-2 Preferred Shares, (x) with respect to Xiaomi Director, such removal is directed or approved by Xiaomi Ventures, (y) with respect to Series Seed-C Director, such removal is directed or approved by Investec Bank plc, or (z) the person(s) or entity(ies) originally entitled to designate or approve such director or occupy such Board seat pursuant to this Section 1.3 is no longer so entitled to designate or approve such director or occupy such Board seat; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to this Section 1.3 shall be filled pursuant to the provisions of this Section 1.3.

(c)                                     Each of the other Group Companies shall maintain the same directors and the same composition of the Board as the Company following the Closing (as defined in the Purchase Agreement).

(d)                                    Matrix Partners China III Hong Kong Limited (“Matrix”) and Vertex Asia Fund Pte. Ltd. (“Vertex”) shall have the right to jointly appoint one (1) representative to attend all meetings of the Board and all subcommittees of the Board as an observer (the “Joint Observer”) in a nonvoting capacity, it being understood that the right to designate the representative who shall be jointly appointed by Matrix and Vertex to the Company as the Observer shall be changed in rotation annually with the first Observer to be the representative of Matrix . In the event that Investec Bank plc does not have a Series Seed-C Director on the Board, it shall have the right to appoint one (1) representative to attend all meetings of the Board and all subcommittees of the Board as an observer (together with the Joint Observer, the “Observers”, and each, an “Observer”). The Company shall give the Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided however, that the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, result in disclosure of trade secrets, or a conflict of interest.

(e)                                          The rights with respect to the appointment and removal of directors set forth in this Section 1.3 shall terminate upon the consummation of a Qualified IPO pursuant to stock exchange requirements for good corporate governance.

1.4                               Dividends.  All of the shareholders of the Company agree to distribute a dividend every year if the Company’s working capital for the next year is sufficient. The detailed plan for such dividend distribution will need the approval by the Board (which shall include the affirmative votes of the Series Seed-A-2 Director, the Xiaomi Director and Series Seed-C Director).

2.                                      REGISTRATION RIGHTS.

2.1                               Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any proposed public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in Hong Kong or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2                               Definitions.  For purposes of this Section 2:

(a)                                    Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b)                                    Registrable Securities.  The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b), (3) any other Ordinary Shares of the Company owned or hereafter acquired by the holder(s) of Preferred Shares.  Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)                                     Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)                                    Holder.  For purposes of this Section 2, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)                                     Form F-3.  The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                      SEC.  The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)                                     Registration Expenses.  The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)                                    Selling Expenses.  The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i)                                        Exchange Act.  The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

2.3                               Demand Registration.

(a)                                    Request by Holders.  If the Company shall, at any time after the earlier of (i) that date that is four years following the Closing Date (as defined in the Purchase Agreement) or (ii) the closing of a Qualified IPO, receive a written request from the Holders of at least 20% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a). The Company shall be obligated to effect no more than two (2) registrations pursuant to this Section 2.3. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction. In addition, “Form F-3” shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities laws in the condition that the Company is not at that time eligible to use Form F-3.

(b)                                    Underwriting.  If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25)% of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                     Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4                               Piggyback Registrations.

(a)                                    The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)                                    Underwriting.  If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s

Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 4, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the holders of Series Seed-C Preferred Shares requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such holder, third, to each of the holders of Series Seed-B Preferred Shares requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such holder, and fourth, to each of the holders of Series Seed-A Preferred Shares requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such holder, and fifth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                     Not Demand Registration.  Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above.  There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5                               Form F-3.  In case the Company shall receive from any Holder or Holders of 20% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                    Notice.  Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                    Registration.  As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable

Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)           if Form F-3 is not available for such offering by the Holders;

(ii)          if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$200,000,000;

(iii)         if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such ninety (90) day period;

(iv)         if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(a); or

(v)          in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)                                     Not Demand Registration.  Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6                               Expenses.  All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable

Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7                               Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                    Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                    Amendments and Supplements.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                     Prospectuses.  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                    Blue Sky.  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)                                     Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                      Notification.  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                     Opinion and Comfort Letter.  Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9                               Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)                                    By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)           any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)          the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)         any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)                                    By Selling Holders.  To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                     Notice.  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                    Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                     Survival; Consents to Judgments and Settlements.  The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10                        Termination of the Company’s Obligations.  The registration rights under this Section 2 shall terminate upon the earlier of: (i) the date that is five (5) years following the consummation of the Qualified IPO, or, (ii) as to any Holder, when all Registrable Securities held by such Holder (together with any affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(b)(1) within a ninety (90) day period.

2.11                        No Registration Rights to Third Parties.  Without the prior written consents of Series Seed-A Majority and (x) for so long as Xiaomi Ventures continues to hold more than 7,325,557 Series Seed-B Preferred Shares (on an as-converted basis and as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein), Xiaomi Ventures, or (y) in the instance that Xiaomi Ventures holds 7,325,557 Series Seed-B Preferred Shares or less (on an as-converted basis and as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein), the Series Seed-B Majority and the Series Seed-C Majority, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12                        Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)                                    Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                    File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                     So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3  (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.13                        Market Stand-Off.  Each party agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters.  The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other shareholders of the Company enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

3.                                      RIGHT OF PARTICIPATION.

3.1                               General.  The holders of Preferred Shares and any holder of Preferred Shares to which rights under this Section 3 have been duly assigned in accordance with Section 7 (hereinafter referred to as a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2                               Pro Rata Share.  A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

3.3                               New Securities.  “New Securities” shall mean any Preferred Shares, Ordinary Shares or other voting shares of the Company and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a)                                    any Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans (the “ESOP”) that shall be approved by the Board with the total number of 23,270,697 Ordinary Shares reserved thereunder (“ESOP Shares”), or pursuant to any amendment to the ESOP as approved by the Board (which shall include the affirmative votes of the Series Seed-A-2 Director, the Xiaomi Director and Series Seed-C Director);

(b)                                    any shares issued under the Purchase Agreement, as such agreement may be amended, and any Ordinary Shares issued pursuant to the conversion thereof;

(c)                                     any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(d)                                    any securities issued pursuant to a Qualified IPO;

(e)                                     any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security; or

(f)                                      any securities issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, which acquisition shall be as approved by the Board (which shall include the affirmative votes of the Series Seed-A-2 Director, the Xiaomi Director and Series Seed-C Director in accordance with this Agreement and the Restated Articles).

3.4                               Procedures.

(a)                                    First Participation Notice.  In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have twenty (20) business days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such twenty (20) business day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)                                    Second Participation Notice; Oversubscription.  If any Participating Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who have exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant, other than a Participating Rights Holder who fails or declines to exercise its Right of Participation in accordance with subsection (a) above, shall have five (5) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within in two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants.  Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.

3.5                               Failure to Exercise.  Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within twenty (20) days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6                               Termination.  The Right of Participation for each Participation Rights Holder shall terminate upon the earlier of (a) the consummations of a Qualified IPO and (b) the consummation of a Liquidation Event (as defined in the Restated Articles).

4.                                      TRANSFER RESTRICTIONS.

4.1                               Certain Definitions.  For purposes of this Section 4, “Preferred Shareholder” means each of the holders of Preferred Shares and Ordinary Shares converted thereof and their permitted assignees to whom their rights under this Section 4 have been duly assigned in accordance with this Agreement; and “Ordinary Shareholder” means any holder of Ordinary Shares (other than the Ordinary Shares converted from Preferred Shares) of the Company.

4.2                               Sale of Shares; Notice of Sale.  Subject to Sections 4.5 and 4.7 of this Agreement, if any shareholder of the Company that is not a Series Seed-B Investor or a Series Seed-C Investor (the “Selling Shareholder”) proposes to sell or transfer any shares or securities of the Company held by him/it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each other shareholder of the Company (collectively, the “Non-Selling Shareholders”) prior to such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of the Company’s securities to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

For avoidance of doubt, none of the transfer restrictions in Section 4.3 and 4.4 that apply to a Selling Shareholder shall apply to a holder of Series Seed-B or Series Seed-C Preferred Shares or Ordinary Shares converted thereof and their permitted assignees.

4.3                               Non-Selling Shareholder’s Right of First Refusal.

The Non-Selling Shareholders shall have an option for a period of thirty (30)

days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice. The Non-Selling Shareholders may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying the Selling Shareholder in writing before expiration of such thirty (30) days period as to the number of shares that it wishes to purchase. Each Non-Selling Shareholder will have the right, by delivery of written notice (the “First Refusal Notice”) to the Selling Shareholder, the Company and each other Non-Selling Shareholder within thirty (30) days after receipt of the Transfer Notice (the “First Refusal Period”) of its election to exercise its right of first refusal hereunder. The Non-Selling Shareholder’s First Refusal Notice shall set forth the number of Offered Shares that such Non-Selling Shareholder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such Non-Selling Shareholder. Such right of first refusal shall be exercised as follows:

(a)                                    First Refusal Allotment.  Each Non-Selling Shareholder shall have the right to purchase that number of the Offered Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Non-Selling Shareholder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all Non-Selling Shareholders at the time of the transaction in the right of first refusal purchase. A Non-Selling Shareholder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the First Refusal Period to purchase up to all of its First Refusal Allotment of the Offered Shares. To the extent that any Non-Selling Shareholder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising Non-Selling Shareholders shall, at the exercising Non-Selling Shareholders’ sole discretion, within five (5) days after the end of the First Refusal Period, make such adjustment to the First Refusal Allotment of each exercising Non-Selling Shareholder so that any additional Offered Shares may be allocated to those Non-Selling Shareholders exercising their rights of first refusal on a pro rata basis.

(b)                                    Expiration Notice.  Within ten (10) days after expiration of the First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and each Non-Selling Shareholder specifying either (i) that all of the Offered Shares were subscribed by the Non-Selling Shareholders exercising their rights of first refusal, or (ii) that the Non-Selling Shareholders have not subscribed all of the Offered Shares, in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of the co-sale rights of the holders of the Preferred Shares described in Section 4.4 below.

(c)                                     Purchase Price and Payment.  The purchase price for the Offered Shares to be purchased by the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Company, the Non-Selling Shareholders, and the Selling Shareholder, absent fraud or error. Payment of the purchase price for the Offered Shares purchased by the Non-Selling Shareholders shall be made within ten (10) days following the date of the First Refusal Expiration Notice. Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.

(d)                                    Rights of a Selling Shareholder.  If any Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Non-Selling Shareholder, as the case may be, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Non-Selling Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to such Non-Selling Shareholder together with an executed instrument of transfer.

(e)                                     Application of Co-Sale Rights.  If the Non-Selling Shareholders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale rights set forth in Section 4.4 below.

4.4                              Preferred Shareholders’ Co-Sale Right.

In the event that the Non-Selling Shareholders have not exercised their right of first refusal with respect to all of the Offered Shares and the Selling Shareholder is an Ordinary Shareholder, then the remaining Offered Shares not subscribed for under the right of first refusal pursuant to Section 4.3 above shall be subject to co-sale rights under this Section 4.4 and each Preferred Shareholder that has not exercised its right of first refusal with respect to the Offered Shares (the “Co-Sale Right Holder”) shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Co-Sale Right Holder (the “Co-Sale Notice”) within twenty (20) days after receipt of First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Ordinary Shares (on both an absolute and as-converted to Ordinary Shares basis) that such Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Right Holder. To the extent one or more of the Co-Sale Right Holders exercise such co-sale right in accordance with the terms and conditions set forth below, the number of Ordinary Shares that such Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Right Holder shall be subject to the following terms and conditions:

(a)                                         Co-Sale Pro Rata Portion.  Each Co-Sale Right Holder may sell all or any part of that number of Ordinary Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of the remaining Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Co-Sale Right Holder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Co-Sale Right Holder who elect to exercise their co-sale rights (if any Co-Sale Right Holder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) and the Selling Shareholder (“Co-Sale Pro Rata Portion”).

(b)                                         Transferred Shares.  Each Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more executed instruments of transfer and one or more certificates, properly endorsed for transfer, which represent:

(i)                                       the number of Ordinary Shares which such Co-Sale Right

Holder elects to sell;

(ii)                                    that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Co-Sale Right Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in subsection 4.4(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)                            a combination of the above.

(c)                                          Payment to Co-Sale Right Holders.  The share certificate or certificates that the Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Section 4.4(b) shall be transferred to the prospective purchaser and the register of members of the Company shall be updated in consummation of the sale of the remaining Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Co-Sale Right Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Co-Sale Right Holder.

(d)                                         Right to Transfer.  To the extent the Non-Selling Shareholders do not elect to purchase, and the Co-Sale Right Holder do not participate in the sale of, any or all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the other shareholders of the Company of the Transfer Notice, conclude a transfer of the remaining Offered Shares covered by the Transfer Notice and not elected to be purchased by the Non-Selling Shareholders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Non-Selling Shareholders and the co-sale right of the Co-Sale Right Holder and shall require compliance by the Selling Shareholder with the procedures described in Sections 4.3 and 4.4 of this Agreement.

4.5                               Permitted Transfers.  Notwithstanding anything to the contrary contained herein, the right of first refusal and co sale rights of the Non-Selling Shareholders or the Preferred Shareholders as set forth in the Section 4.3 and 4.4 above shall not apply to (a) any sale or transfer of Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship, (b) any transfer of Ordinary Shares to any intermediary holding entity whose equity securities are 100% held by the Selling Shareholder, (c) any transfer to trusts for the benefit of such persons, of any holder of Ordinary Shares for bona fide estate planning purposes, (d) any sale or transfer of Ordinary Shares by the Founder Holdcos to any third party, provided that the aggregate number of Ordinary Shares sold or transferred pursuant to this subsection (d) shall not exceed five percent (5%) of the total issued share capital of the

Company (calculated on a fully-diluted and as-converted basis), (e) any sale or transfer of Ordinary Shares between Founder Holdcos, or (f) any sale or transfer of Ordinary Shares from Founder Holdcos to a new founder and/or its holding entity, or to the Company for the purpose of issuance of Ordinary Shares to a new founder and/or its holding entity (each transferee pursuant to the foregoing subsections (a) to (f) is hereafter referred as a “Permitted Transferee”); provided further that adequate documentation in connection with the transactions under the foregoing subsections (a) to (f) is provided to the Preferred Shareholders to their reasonable satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor.

4.6                               Prohibited Transfers.  Except for transfers by a holder of Ordinary Shares to its Permitted Transferees as provided in Section 4.5 above, none of the holders of Ordinary Shares or their Permitted Transferees shall, without the prior written consents of the Series Seed-A Majority, and (x) for so long as Xiaomi Ventures continues to hold more than 7,325,557 Series Seed-B Preferred Shares (on an as-converted basis and as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein), Xiaomi Ventures, or (y) in the instance that Xiaomi Ventures holds 7,325,557 Series Seed-B Preferred Shares or less (on an as-converted basis and as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein), the Series Seed-B Majority, or their permitted assigns, and Series Seed-C Majority, sell, assign, transfer (directly or indirectly), pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Company securities held by him to any person on or prior to a Qualified IPO. Any attempt by a party to sell or transfer Ordinary Shares in violation of this Section 4 shall be void and the Company hereby agrees it will not affect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Preferred Shareholders or its permitted assigns.

4.7                               Exempted Transfers.  Notwithstanding anything to the contrary, Section 4.3 and 4.4 shall not apply to any proposed transfer of Preferred Shares and the Ordinary Shares converted from the Preferred Shares by the Preferred Shareholder to one or more of its affiliates, investment funds managed by the same management team of the Preferred Shareholder or any other persons or entities designated by the general partner of the Preferred Shareholder at such price, terms and conditions as may be agreed between the Preferred Shareholder and the transferee. Without the prior written consent of the Board, the Preferred Shareholders shall not transfer or dispose of any of its shares to a competitor of the Company as listed in Schedule 3 (the parties listed in Schedule 3, the “Competitors”) (the list of such Competitors may be reviewed and updated in good faith by the Board, which shall include the affirmative vote of the Xiaomi Director and the Series Seed-C Director, or to any third party acting on behalf of such Competitor.

4.8                               Restriction on Indirect Transfers.  Notwithstanding anything to the contrary contained herein, without the prior written approval of the Series Seed-A Majority and (x) for so long as Xiaomi Ventures continues to hold more than 7,325,557 Series Seed-B Preferred Shares (on an as-converted basis and as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein), Xiaomi Ventures, or (y) in the instance that Xiaomi Ventures holds 7,325,557 Series Seed-B Preferred Shares or less (on an as-converted basis and as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein), the Series Seed-B Majority, and the Series Seed-C Majority, each Group Company shall not, and the Founders shall not cause any Group Company to, issue to any person any equity securities of such

Group Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Group Company. In addition and for avoidance of doubt, none of the transfer restrictions in Section 4.3 and 4.4 shall be capable of being avoided by any indirect transfer of any shares or securities of the Company and any such action or transfer shall be treated as null and void and a breach of Section 4.3 and 4.4.

4.9                               Legend.

(a)                                    Each certificate representing the Ordinary Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)                                    Each party agrees that the Company may instruct its registered agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.9(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.10                        Restrictions on Transfer by Series Seed-B Investors and Series Seed-C Investors.

(a)                                    If any Series Seed-B Investor (the “Series Seed-B Transferor”) or any Series Seed-C Investor (the “Series Seed-C Transferor”, together with Series Seed-B Transferor, the “Special Transferor”) contemplates transferring any shares of the Company held by it, the Special Transferor shall give the Founders written notice of such Special Transferor’s intention to make the transfer (the “Special Transfer Notice”), which shall include the material terms and conditions for the proposed transfer, including without limitation, (a) a description of the number of shares to be transferred (the “Special Offered Shares”),  (b) the total consideration to be paid, and (c) the ultimate beneficiary and address of the prospective transferee, to the extent that such prospective transferee shall not be any applicable Competitor.

(b)                                    The Founders shall have the right, within ten (10) Business Days after receipt of the Special Transfer Notice (the “Founder First Offer Period”), to elect to purchase all or any part of the Special Offered Shares under the same terms and conditions as provided in the Special Transfer Notice, with the allocation of Special Offered Shares to be purchased among the Founders to be agreed between the Founders, by notifying the Special Transferor in writing before expiration of the Founder First Offer Period as to the number of such Special Offered Shares that they wish to purchase.

(c)                                     In the event that the Founders and the Special Transferor agree on the material terms and conditions as provided in the Special Transfer Notice for the purchase of the Special Offered Shares within the Founder First Offer Period, the Special Transferor and the Founders will negotiate in good faith and reach in agreement on the necessary documentation within thirty days after the expiration of the Founder First Offer Period, and payment for the Special Offered Shares to be so purchased shall be made by wire transfer of immediately available funds in U.S. dollars, against delivery of certificate(s) for such Special Offered Shares to be purchased, at the time of the scheduled closing therefor.  The Company shall, and the parties hereto shall cause the Company to, update its register of members upon the consummation of any such transfer.

(d)                                    Notwithstanding anything to the contrary herein, if and to the extent the Founders and the Special Transferor cannot agree on the material terms and conditions as provided in the Special Transfer Notice for the purchase of the Special Offered Shares within the Founder First Offer Period in accordance with this Section 4.10, then the Special Transferor shall have a period of ninety (90) days from the expiration of the Founder First Offer Period to sell all or the remaining Special Offered Shares to the prospective transferee as provided in the Special Transfer Notice, which in each case shall be on substantially the same terms and conditions as those described in the Special Transfer Notice, so long as any such sale is effected in accordance with all applicable Laws.  The parties hereto agree that each such transferee, prior to and as a condition to the consummation of any sale, shall execute and deliver to the parties hereto documents and other instruments assuming the obligations of such Special Transferor under this Agreement with respect to the Special Offered Shares that such transferee will purchase.

(e)                                     In the event the Special Transferor offers the Special Offered Shares on terms and conditions which are materially different from those described in the Special Transfer Notice to any  prospective transferee pursuant to Section 4.10(d) or does not consummate the sale of such Special Offered Shares within the said ninety (90) days’ period, the rights of the Founders under this Section 4.10 shall be re-invoked and shall be applicable to each subsequent contemplated disposition of such Special Offered Shares by the Special Transferor until such rights lapse in accordance with the terms of this Agreement.

4.11                        Term.  The provisions under this Section 4 shall terminate upon the earlier of (i) immediately prior to a Qualified IPO, and (ii) the occurrence of a Liquidation Event.

5.                                      DRAG-ALONG RIGHT.

5.1                               If at any time after the Closing Date (as defined in the Purchase Agreement), there shall be an offer from a third party to effect a Trade Sale (as defined below) of the Company, and if so requested by written notice from (i) the holder(s) of at least a majority of the outstanding Preferred Shares, on an as-converted basis and voting together as a single class, such holders to always include the Series Seed-B Lead Investors and Investec Bank plc, and (ii) the holder(s) of at least a majority of the outstanding Ordinary Shares (excluding Ordinary Shares issued upon the Conversion of the Preferred Shares), voting together as a single class, all the holders of the Preferred Shares and the Ordinary Shares of the Company and their respective assigns shall (i) vote, or give their written consent with respect to, all the Preferred Shares and the Ordinary Shares directly or indirectly held by them in favor of such proposed Trade Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Trade Sale; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Trade Sale; and (iii) take all actions reasonably necessary to consummate the proposed Trade Sale, including without limitation amending the then existing memorandum and articles of association of the Company.

5.2                               For purpose of this Agreement, “Trade Sale” means either (i) a merger,

consolidation, share purchase, or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation, share purchase or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or (ii) the sale, lease, transfer or other disposition of all or substantially all of the Company’s equity, assets or business.

5.3                               The provisions under this Section 5 shall be terminated upon the occurrence of a Qualified IPO.

6.                                      REDEMPTION.

6.1                               Redemption by the Company.

(a)                                    Notwithstanding anything to the contrary herein or in the Restated Articles, at any time after the earlier of (i) the fourth anniversary of the Closing Date (as defined in the Purchase Agreement) (if the Company has not consummated a Qualified IPO), (ii) if there is any change of laws or policy with respect to the validity of the Amended Restructuring Documents (as defined in the Purchase Agreement), (iii) if there is any change of laws or policy which makes the Group Companies unable to carry on its Business (as defined in the Purchase Agreement) as now conducted and as proposed to be conducted, (iv) any material breach by the Group Companies and/or the holders of Ordinary Shares of any representatives, warranties or covenants of the Transaction Documents, or (v) the Company’s receipt of the request from any holder of the Series Seed-A Preferred Shares or Series Seed-B Preferred Shares to redeem any of the Series Seed-A Preferred Shares or Series Seed-B Preferred Shares pursuant to this Section 6 (the “Series Seed-C Redemption Start Date”), then subject to the applicable laws of the Cayman Islands and, if so requested by any holder of the Series Seed-C Preferred Shares, the Company shall redeem all or part of the outstanding Series Seed-C Preferred Shares in cash out of funds legally available therefor (the “Series Seed-C Redemption”). The price at which each Series Seed-C Preferred Share shall be redeemed (the “Series Seed-C Redemption Price”) shall be the number calculated based on the following formula:

IP × (1 + 8%) N + D, where

IP = Series Seed-C Preferred Share Deemed Issue Price (as defined in the Restated Articles) for the Series Seed-C Preferred Share;

N = a fraction the numerator of which is the number of calendar days between (i) (x) March 26, 2015, with respect to 9,544,186 Series Seed-C Preferred Shares held by Investec Bank plc, 5,344,744 Series Seed-C Preferred Shares held by Matrix Partners China III Hong Kong Limited, 763,534 Series Seed-C Preferred Shares held by Vertex Asia Fund Pte. Ltd., 3,817,674 Series Seed-C Preferred Shares held by Zhong Capital Fund, L.P., 763,535 Series Seed-C Preferred Shares held by Moon Wan Sun Investments Company Limited, 3,817,674 Series Seed-C Preferred Shares held by Magic Stone Alternative Private Equity Fund, L.P., 381,767 Series Seed-C Preferred Shares held by Xiaomi Ventures Limited, 893,718 Series Seed-C Preferred Shares held by Shunwei TMT III Limited, 91,663 Series Seed-C Preferred Shares held by Hillingdon Ventures Limited, 1,908,837

Series Seed-C Preferred Shares held by DELIGHT TREASURE HOLDINGS LIMITED, all Series Seed-C Preferred Shares held by Ventech China II SICAR, Halvorson Ventures Limited, Sheen Profit Holdings Limited, China eCapital Investment Holdings, Ltd., (y) June 4, 2015, with respect to 763,535 Series Seed-C Preferred Shares held by Investec Bank plc, all Series Seed-C Preferred Shares held by Woo Foong Hong Limited and Mandra iBase Limited, (z) December 1, 2017, with respect to other Series Seed-C Preferred Shares, and (ii) the relevant Redemption Date on which such Series Seed-C Preferred Share is redeemed and the denominator of which is 365;

D = all declared but unpaid dividends on each Series Seed-C Preferred Share up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers;

(b)                                    Notwithstanding anything to the contrary herein or in the Restated Articles, at any time after the earlier of (i) the fourth anniversary of the Closing Date (if the Company has not consummated a Qualified IPO), (ii) if there is any change of laws or policy with respect to the validity of the Amended Restructuring Documents (as defined in the Purchase Agreement), (iii) if there is any change of laws or policy which makes the Group Companies unable to carry on its Business (as defined in the Purchase Agreement) as now conducted and as proposed to be conducted, (iv) any material breach by the Group Companies and/or the holders of Ordinary Shares of any representatives, warranties or covenants of the Transaction Documents, or (v) the Company’s receipt of the request from any holder of the Series Seed-A Preferred Shares to redeem any of the Series Seed-A Preferred Shares pursuant to this Section 6 (the “Series Seed-B Redemption Start Date”), then subject to the applicable laws of the Cayman Islands and, if so requested by any holder of the Series Seed-B Preferred Shares, the Company shall redeem all or part of the outstanding Series Seed-B Preferred Shares in cash out of funds legally available therefor (the “Series Seed-B Redemption”). The price at which each Series Seed-B Preferred Share shall be redeemed (the “Series Seed-B Redemption Price”) shall be the number calculated based on the following formula:

IP × (1 + 8%) N + D, where

IP = Series Seed-B Preferred Share Deemed Issue Price (as defined in the Restated Articles) for the Series Seed-B Preferred Share;

N = a fraction the numerator of which is the number of calendar days between (i) (x) September 22, 2014, with respect to Series Seed-B Preferred Shares held by Hillingdon Ventures Limited and Magic Stone Hong Tao Alternative Fund, L.P., (y) September 10, 2014, with respect to Series Seed-B Preferred Shares held by Shunwei TMT III Limited, (z) September 4, 2014, with respect to Series Seed-B Preferred Shares held by other Series Seed-B Investors, and (ii) the relevant Redemption Date on which such Series Seed-B Preferred Share is redeemed and the denominator of which is 365;

D = all declared but unpaid dividends on each Series Seed-B Preferred Share up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers; and

(c)                                     Notwithstanding anything to the contrary herein or in the Restated Articles, at any time after the earlier of (i) the fourth anniversary of the Closing Date (if the Company has not consummated a Qualified IPO), (ii) if there is any change of laws or policy with respect to the validity of the Amended Restructuring Documents (as defined in the Purchase Agreement), (iii) if there is any change of laws or policy which makes the Group Companies unable to carry on its Business (as defined in the Purchase Agreement) as now conducted and as proposed to be conducted, or (iv) any material breach by the Group Companies and/or the holders of Ordinary Shares of any representatives, warranties or covenants of the Transaction Documents (the “Series Seed-A Redemption Start Date”, together with the Series Seed-B Redemption Start Date and the Series Seed-C Redemption Start Date, the “Redemption Start Date”), then subject to the applicable laws of the Cayman Islands and, if so requested by any holder of the Series Seed-A Preferred Shares, the Company shall redeem all or part of the outstanding Series Seed-A Preferred Shares in cash out of funds legally available therefor (the “Series Seed-A Redemption”, together with the Series Seed-B Redemption and the Series Seed-C Redemption, the “Redemption”). The price at which each Series Seed-A Preferred Share shall be redeemed (the “Series Seed-A Redemption Price”, together with the Series Seed-B Redemption Price and the Series Seed-C Redemption Price, the “Redemption Price”) shall be equal to the number calculated based on the following formula:

IP × (1 + 8%) N + D, where

IP = the applicable Series Seed-A Preferred Share Deemed Issue Price (as defined in the Restated Articles) for the Series Seed-A Preferred Share;

N = a fraction the numerator of which is the number of calendar days between (i) March 17, 2014, and (ii) the relevant Redemption Date on which such Series Seed-A Preferred Share is redeemed and the denominator of which is 365;

D = all declared but unpaid dividends on each Series Seed-A Preferred Share up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.

(d)                                    If the Company does not have sufficient cash or funds legally available to redeem all of the Preferred Shares required to be redeemed, the remainder shall be carried forward and redeemed in accordance with Section 6.3.

6.2                               Notice.

(a)                                    A notice of redemption by any holder of Preferred Shares to be redeemed shall be given by hand or by mail to the Company at any time on or after the applicable Redemption Start Date stating the date on which the Preferred Shares are to be redeemed (the “Redemption Date”); provided, however, that the Redemption Date shall be no earlier than the date forty-five (45) days after such notice of redemption is given.

(b)                                    Upon receipt of any such request, the Company shall promptly give written notice of the redemption request (the “Redemption Notice”) to each non-requesting holder of record of Preferred Shares stating the existence of such request, the applicable Redemption Price, the Redemption Date and the mechanics of redemption.

(c)                                     Each non-requesting holder of Preferred Shares that has the redemption rights pursuant to Section 6.1 above shall be entitled to give written notice to the Company, within fifteen (15) days after receipt of such Redemption Notice, stating the number of Preferred Shares it requests to be redeemed pursuant to this Section 6 and requesting to participate in the Redemption on the applicable Redemption Date together with all other holders of applicable Preferred Shares.

6.3                               Insufficient Funds.

If on the Redemption Date, the number of Preferred Shares that may then be legally redeemed by the Company is less than the number of all Preferred Shares requested to be redeemed, then (i) those assets or funds which are legally available for redemption shall first be used to redeem the Series Seed-C Preferred Shares from each holder thereof requesting for redemption in proportion to their respective number of Series Seed-C Preferred Shares to be redeemed (calculated on an as-converted basis), (ii) thereafter, the remaining assets and fund, if any, shall be used to redeem the Series Seed-B Preferred Shares from each holder thereof requesting for redemption in proportion to their respective number of Series Seed-B Preferred Shares to be redeemed (calculated on an as-converted basis), (iii) thereafter, the remaining assets and fund, if any, shall be used to redeem the Series Seed-A Preferred Shares from each holder thereof requesting for redemption in proportion to their respective number of Series Seed-A Preferred Shares to be redeemed (calculated on an as-converted basis), and (iv) the remaining Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so. Notwithstanding anything to the contrary contained herein, no other securities of the Company shall be redeemed unless and until the Company shall have redeemed all of the Preferred Shares requested to be redeemed pursuant to this Section 6 and shall have paid all the Redemption Price for such Preferred Shares requested to be redeemed payable pursuant to this Section 6.

6.4                               Surrender of Certificates.  Before any holder of Preferred Shares shall be entitled for redemption under the provisions of this Section 6, such holder shall surrender its, his or her certificate or certificates representing such Preferred Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and the Redemption Price shall be payable on the Redemption Date to the order of the person whose name appears on the register of members of the Company as the owner of such shares and each such certificate shall be cancelled on the Redemption Date. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the relevant Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accrued and unpaid dividend up to the relevant redemption date), shall cease and terminate and such Preferred Shares shall cease to be issued shares of the Company. If the Company fails to redeem any Preferred Shares for which redemption is requested, then during the period from the Redemption Date through the date on which such Preferred Shares are actually redeemed and the Redemption Price is actually made, in full, such Preferred Shares shall continue to be outstanding and be entitled to all rights and preferences of Preferred Shares. After payment in full of the aggregate Redemption Price for all issued and outstanding Preferred Shares, all rights of the holders thereof as shareholders of the Company shall cease and terminate and such Preferred Shares shall be cancelled.

6.5                               Restriction on Distribution.  If the Company fails (for whatever reason) to redeem any Preferred Shares on its due date for redemption then, as from such date until the date on which the same are redeemed the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

6.6                               To the extent permitted by law, the Company shall procure that the profits of each subsidiary and affiliate of the Company for the time being legally available for distribution shall be paid to it by way of dividend or otherwise if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made pursuant to this Section 6.

6.7                               The redemption right of the holders of Preferred Shares as set forth in this Section 6 shall terminate upon the closing of a qualified public offering of the shares of Pintec Holdings Limited, an exempted company with limited liability organized and existing under the laws of the British Virgin Islands, or its affiliate, with an implied valuation prior to such offering of at least US$1,023,947,530.

7.                                      ASSIGNMENT AND AMENDMENT.

7.1                               Assignment and Amendment.  Notwithstanding anything herein to the contrary:

(a)                                    Information Rights; Registration Rights.  The Information and Inspection Rights under Section 1.1 may be assigned to any holder of Preferred Shares; and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring Registrable Securities; provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 7.

(b)                                    Right of Participation; Right of First Refusal; Co-Sale Right and Drag-Along Right.  The rights of the holders of Preferred Shares under Sections 3, 4, and 5 are fully assignable in connection with a transfer of shares of the Company by such holders of Preferred Shares; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the holders of Preferred Shares stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

(c)                                     Notwithstanding the aforesaid or anything in this Agreement, a Series Seed-C Investor may sub-participate its rights to the Series Seed-C Preferred Shares (and Ordinary Shares converted from the Series Seed-C Preferred Shares) to Connaught Place PCC Limited at any time in its sole discretion without requiring any consent from or prior notification to any other shareholders.

7.2                               Amendment of Rights.  Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; (ii) as to the holders of the Series Seed-A Preferred Shares, by Series Seed-A Majority; (iii) as to the holders of the Series Seed-B Preferred Shares, the Series Seed-B Majority; (iv) as to the holders of the Series Seed-C Preferred Shares, the Series Seed-C Majority; provided, however, that any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holder(s) of Preferred Shares or their assigns; and (v) as to the holders of Ordinary Shares, by persons or entities holding a majority of the Ordinary Shares and their assigns; provided, however, that any holder of Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Ordinary Shares or their assigns; provided further that, if any amendment, waiver, discharge or termination operates in a manner that treats any holder of the Series Seed-B or Series Seed-C Preferred Shares different from other holders of the Series Seed-B or Series Seed-C Preferred Shares or imposes additional obligations on any holder of the Series Seed-B or Series Seed-C Preferred Shares, the consent of such holder of the Series Seed-B or Series Seed-C Preferred Shares shall also be required for such amendment, waiver, discharge or termination. Any amendment or waiver effected in accordance with this Section 7.2 shall be binding upon the Company, the holders of the Preferred Shares, the holders of Ordinary Shares and their respective assigns.

8.                                      CONFIDENTIALITY AND NON-DISCLOSURE.

8.1                               Disclosure of Terms.  The terms and conditions of this Agreement and the Purchase Agreement, and all exhibits attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

8.2                               Press Releases, Etc.  Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Board. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent. Notwithstanding the foregoing, the Group Companies shall be entitled to disclose the fact of the equity investments, the aggregate or individual investment amounts and shareholding in the Group Companies by the Investors (and in any such case shall not disclose pricing or ownership percentage, or any of the terms of the Transaction Documents) for the purpose of promoting the business of the Group Companies.

8.3                               Permitted Disclosures.  Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investor, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities have the need to know such information and are subject to appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investor.

8.4                               Legally Compelled Disclosure.  In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Purchase Agreement, any of the exhibits attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 8, such party (the “Disclosing Party”) shall, to the extent legally permissible, provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

8.5                               Other Information.  The provisions of this Section 8 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

8.6                               Notices.  All notices required under this section shall be made pursuant to Section 12.1 of this Agreement.

9.                                      PROTECTIVE PROVISIONS.

9.1                               Shareholder Consent.  Subject to the applicable law, in addition to any other vote or consent required elsewhere in this Agreement and the Restated Articles, none of the Group Companies shall and the Founders and holders of Ordinary Shares shall cause each Group Company not to, take any of the following actions without the prior written approval of (i) the Series Seed-A Majority, (ii) (x) for so long as Xiaomi Ventures continues to hold more than 7,325,557 Series Seed-B Preferred Shares (on an as-converted basis and as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein), Xiaomi Ventures, or (y) in the instance that Xiaomi Ventures holds 7,325,557 Series Seed-B Preferred Shares or less (on an as-converted basis and as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein), the Series Seed-B Majority, and (iii) the Series Seed-C Majority:

(a)                                    any amendment or change of the rights, preferences or privileges or power of, or the restrictions provided for the benefit of, the Preferred Shares;

(b)                                    any action that authorizes, creates or issues any class of the Group Companies’ securities having preferences superior to or on a parity with the Preferred Shares or any other securities of the Group Companies;

(c)                                     any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets superior to or on a parity with the preference of the Preferred Shares;

(d)                                    any material amendment to the Restated Articles or other charter documents of any Group Company that would adversely affect the rights of the Preferred Shares;

(e)                                     any termination, modification or waiver of, or any amendment to the Restructuring Documents;

(f)                                      any resolution relating to dissolution, liquidation or Liquidation Event (as defined in the Restated Articles) of any Group Company;

(g)                                     any action that makes or results in the sale of all or substantially all assets or undertakings of any Group Company;

(h)                                    the adoption, amendment or termination of the employee share incentive plan, or other equity incentive, purchase, or participation plans for the benefit of any employees, officers, directors, contractors, advisors or consultants of any Group Company, any issuance thereunder to any Founder holding more than 5% of the total issued share capital of the Company (calculated on a fully-diluted and as-converted basis) immediately prior to such issuance, and any increase of the total number of equity securities reserved for issuance thereunder, except for the ESOP Shares already reserved;

(i)                                        any amalgamation, consolidation or merger with or into any other business entity, joint venture or partnership arrangements or incorporate any subsidiary; any spin-off, sub-division, recapitalization, reclassification, or any other transaction of a similar nature or having a similar economic effect as any of the foregoing, or other forms of restructuring of any Group Company.

9.2                               Board Consent.  Subject to the applicable law, in addition to any other vote or consent required elsewhere in this Agreement and Restated Articles, none of the Group Companies shall and the Founders and the holders of Ordinary Shares shall cause each Group Company not to, take any of the following actions without the prior written approval of a majority of members of the Board (which shall include the approval of the Series Seed-A-2 Director, the Xiaomi Director and Series Seed-C Director):

(a)                                    any termination or suspension of the business of any Group Company as currently conducted, or any change to the main business activities of any Group Company;

(b)                                    any action or a series of actions that results in the issuance of, assumption of, guarantee of or creation of any liability for borrowed money, in excess of RMB 25,000,000 in the aggregate, or out of the budget in excess of 10% of the annual budget in the aggregate during any fiscal year;

(c)                                     any loans by any Group Company to any director, officer or employee of any Group Company, except the loans by any Group Company to the shareholders of any Group Company for the purpose of capital contribution of any Group Company;

(d)                                    the acquisition (by way of purchase or otherwise) of any interest in any real property except a lease of office premises by any Group Company;

(e)                                     any purchase by any Group Company of equity securities of, or any securities convertible into equity securities of, any other company in excess of RMB 30,000,000, consummated as a single transaction or through a series of transactions, or the establishment of any brands for companies other than the Group Companies;

(f)                                      the purchase or lease by any Group Company of any motor vehicle valued in excess of US$25,000;

(g)                                     any transaction or series of transactions between any Group Company and any holder of Ordinary Shares, director, officer or employee of any Group Company that is not in the ordinary course of business or for which the aggregate value exceeds US$25,000;

(h)                                    any increase in compensation of any Key Employee (as defined in the Purchase Agreement) and any of the five (5) most highly compensated employees of any Group Company by more than fifteen percent (15%) in a twelve (12) month period, the employees applied to this term will be the same ones who shall sign the non-competition agreements with any Group Company;

(i)                                        any adoption of the annual budget, business plan and the establishment of performance milestones of any Group Company, or corporate benchmarks for any Group Company, and any material changes or deviations therefrom;

(j)                                       establishment or acquisition of any subsidiary, joint venture or affiliates (excluding any non-legal person branch);

(k)                                    any material changes in any Group Company’s business plan; or the change of the structure for the board of directors any Group Company;

(l)                                        the appointment and dismissing of the Chief Executive Officer, Chief Operation Officer and Chief Financial Officer of any Group Company;

(m)                                the appointment and dismissing of the auditors of any Group Company, or any change in the accounting and financial policies or the fiscal year of the Company;

(n)                                    an initial public offering of any shares or other equity or debt securities of any Group Company (or as the case may be, the shares or securities of the relevant entity resulting from any merger, reorganization or other arrangements made by or to the Company for the purposes of public offering);

(o)                                    any transaction or matter in which any Group Company will act as guarantor or will be required to pledge its assets;

(p)                                    any sale, transfer, or disposal of material assets or business of any Group Company in excess of RMB20,000,000 individually or in the aggregate in a twelve (12) month period;

(q)                                    any sale, transfer, license, creating pledge or encumbrance over, or disposal of any goodwill, technology or intellectual property owned by any Group Company with value in excess of twenty percent (20%) of the total value of assets of the Group Companies, as reflected in the then latest consolidated balance sheets of the Group Companies, other than licenses granted in the ordinary course of business;

(r)                                       any transaction between any Group Company and any shareholder, director, officer or employee of the Group Companies and their associates and affiliates, unless such transaction occurs in the ordinary course of business of the Group

Companies and on normal commercial terms and has been fully disclosed in writing to the holders of Preferred Shares prior to the entering into of such transaction; or

(s)                                      the declaration or payment of dividend or distribution on the shares of any Group Company.

10.                               TAX INDEMNIFICATION.

10.1                        Tax Indemnification. Subject to Section 10.2 below, the Company shall indemnify and hold harmless each Investor from and against any additional tax (“Additional Tax”), levied on such Investor by the relevant PRC tax authorities in connection with such Investor’s sale of all or part of its respective Preferred Shares or any other shares of the Company converted therefrom (“Sold Shares”) that is considered by relevant PRC tax authorities as a kind of indirectly sale of the equity interest of the PRC Subsidiaries under the Circular of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises (the “Circular 7”), which Additional Tax was the result of the tax base for such sale of Sold Shares determined by the relevant PRC tax authorities being less than such Investor’s applicable Deemed Investment Amount (as defined below) of such Sold Shares due to the restructuring steps as set forth in the Restructuring Plan approved by the shareholders and the board of directors of Pintec Holdings Limited on December 1, 2017. For the avoidance of doubt, the aggregate amount of such tax indemnification liabilities of the Company to any Investor with respect to the sale of the Sold Shares shall not exceed the amount determined as set forth below:

The maximum amount of such liabilities of the Company to any Investor with respect to the sale of the Sold Shares = (the applicable Deemed Investment Amount of such Investor with respect to such Sold Shares - the tax base for the sale of the Sold Shares determined by the relevant PRC tax authorities) * the applicable tax rate

For the purpose of this Agreement, the applicable “Deemed Investment Amount” for any Investor with respect to the sale of the Sold Shares means the product obtained by multiplying the number of the Sold Shares (calculated respectively for each class or series of the Sold Shares) by the applicable Preferred Share Deemed Issue Price (as defined in the Restated Articles) of such Sold Shares.

10.2                        Limitations.  Notwithstanding the foregoing provisions, the tax indemnification liabilities undertaken by the Company is subject to the following limitations:

(a)                                    The Company shall not undertake any liability for taxes or any fees, penalties, losses or interest, etc. attributable to any Investor’s failure to duly file the required tax returns and pay all due taxes except the occurrence of any fees, penalties, losses or interest, etc. was due to the failure of the Group Companies or the Founders to provide necessary assistance with respect to such filing or payment of taxes.

(b)                                    In the event that the tax base for the sale of the Sold Shares held by such Investor determined by the relevant PRC tax authorities is calculated based on the paid-in capital of the wholly foreign owned enterprise(s) organized under the laws of the PRC, which is(are) one-hundred percent owned by the Company, directly or in directly, and the sale percentage of the Investors in the Company, the Company shall not undertake any tax indemnification liabilities to such Investor.

(c)                                     In the event any Investor sells all or part of its shares in Pintec Holdings Limited after the sale of Sold Shares, and the tax base for such sale of shares in Pintec Holdings Limited determined by the relevant PRC tax authorities is higher than the applicable deemed investment amount of such Investor with respect to the shares (of Pintec Holdings Limited) sold (for the purpose of this Agreement, the applicable deemed investment amount of such Investor with respect to the shares (of Pintec Holdings Limited) sold means the product obtained by multiplying the number of the shares (of Pintec Holdings Limited) sold (calculated respectively for each class or series of shares) by the applicable deemed issue price of such shares in Pintec Holdings Limited), and, provided that the Company has performed the tax indemnification liabilities to such Investor as set forth in Section 10, the unpaid amount of tax resulting from such balance part of tax bases, specifically, the product obtained by multiplying the difference between tax base for such sale of shares determined by the relevant PRC tax authorities and the applicable deemed investment amount of such Investor with respect to the shares sold by the applicable tax rate (the “Unpaid Jimu Tax”), shall be paid back to the Company.  For the avoidance of doubt, in the event that any Investor sells its shares in Pintec Holdings Limited prior to the sale of Sold Shares, the maximum amount of the tax indemnification liabilities undertaken by the Company to such Investor under this Section 10 shall be reduced by the relevant Unpaid Jimu Tax which is not paid to the Company.

(d)                                    The Company’s indemnification obligation under this Section 10 shall terminate upon the consummation of a Qualified IPO.

11.                               GENERAL PROVISIONS.

11.1                        Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11.1 by giving the other party written notice of the new address in the manner set forth above.

11.2                        Entire Agreement.  This Agreement and the Purchase Agreement, any Ancillary Agreements (as defined in the Purchase Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

11.3                        Governing Law.  This Agreement shall be governed by and construed exclusively in accordance the laws of Hong Kong, as to matters within the scope thereof and without regard to its principles of conflicts of laws.

11.4                        Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

11.5                        Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

11.6                        Successors and Assigns.  Subject to the provisions of Section 7.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

11.7                        Interpretation; Captions.  This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

11.8                        Counterparts.  This Agreement may be executed in counterparts and may be delivered by electronic or facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.9                        Adjustments for Share Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

11.10                 Aggregation of Shares.  All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

11.11                 Shareholders Agreement to Control.  If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail as amongst the shareholders only. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency.

11.12                 Dispute Resolution.

(a)                                    Negotiation Between Parties; Mediation.  The parties agree to negotiate in good faith to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 11.12(b) shall apply.

(b)                                    Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and exclusively settled by arbitration administrated by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules (the “HKIAC Rules”) in effect when the Notice of Arbitration is submitted, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the HKIAC Rules. The law of this arbitration clause shall be Hong Kong law and the seat of arbitration shall be Hong Kong. The arbitration proceedings shall be conducted in English.

11.13                 Further Actions.  Each shareholder of the Group Companies agrees that it shall use its best effort to enhance and increase the value and principal business of the Group Companies.

11.14                 Covenants.    The Group Companies covenant to each Investor that the Restructuring Plan has been reviewed and evaluated by the accounting advisor and the PRC and offshore counsels of the Company and all the potential risks in the restructuring under the Restructuring Plan have been fully disclosed to the Investors.

11.15                 Effective Date.  This Agreement should only take effect and become binding on and enforceable against the parties hereto subject to and upon the Closing of the issuance of shares pursuant to the Purchase Agreement.

11.16                 Contractual Recognition of Bail-In

(a)                                    It is agreed that, notwithstanding any other term of this Agreement or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of a party to any other party under or in connection with this Agreement may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(i)             any Bail-In Action in relation to any such liability, including (without limitation):

(1)         a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(2)         a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(3)         a cancellation of any such liability; and

(ii)          a variation of any term of this Agreement to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(b)                                    In this Section 10.16:

(i)             “Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means, in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association of the United Kingdom (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Write-down and Conversion Powers” means:

(a)                       in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)                       in relation to any other applicable Bail-In Legislation:

(i)                 any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)              any similar or analogous powers under that Bail-In Legislation.

(ii)          any reference to a provision of law is a reference to that provision as amended or re-enacted.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES:

The Company:

Pintec Technology Holdings Limited

By:	/s/WEI Wei
Name:	WEI Wei (魏伟)
Title:	Director

The BVI Subsidiaries:

Sky City Holdings Limited

By:	/s/DONG Jun
Name:	DONG Jun (董骏)
Title:	Director

Next Hop Holdings Limited

By:	/s/DONG Jun
Name:	DONG Jun (董骏)
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES:

The HK Companies:

Sky City Hong Kong Limited

By:	/s/DONG Jun
Name:	DONG Jun (董骏)
Title:	Director

Next Hop Hong Kong Limited

By:	/s/DONG Jun
Name:	DONG Jun (董骏)
Title:	Director

The PRC Subsidiaries:

Sky City (Beijing) Technology Co., Ltd. (Seal)
(思凯思特（北京）科技有限公司)

By:	/s/ZHOU Jing
Name:	ZHOU Jing (周静)
Title:	Legal Representative
/s/Common seal of Sky City (Beijing) Technology Co., Ltd.

Pintec (Beijing) Technology Co., Ltd. (Seal)
(品钛（北京）科技有限公司)

By:	/s/WEI Wei
Name:	WEI Wei (魏伟)
Title:	Legal Representative
/s/Common seal of Pintec (Beijing) Technology Co., Ltd.

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES:

The PRC Affiliates:

Anquying (Tianjin) Business Information Consulting Co., Ltd.(Seal)
(安趣盈（天津）商务信息咨询有限公司)

By:	/s/ZHOU Jing
Name:	ZHOU Jing (周静)
Title:	Legal Representative
/s/Common seal of Anquying (Tianjin) Business Information Consulting Co., Ltd.

Anquying (Shanghai) Investment Consulting Co., Ltd. (Seal)
(安趣盈（上海）投资咨询有限公司)

By:	/s/HAN Jiading
Name:	HAN Jiading
Title:	Legal Representative
/s/Common seal of Anquying (Shanghai) Investment Consulting Co., Ltd.

Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd. (Seal)
(深圳前海敏恒商业保理有限公司)

By:	/s/HAN Jiading
Name:	HAN Jiading (韩嘉定)
Title:	Legal Representative
/s/Common seal of Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd.

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES:

The PRC Affiliates:

Beijing Hongdian Fund Distributor Co., Ltd. (Seal)
(北京虹点基金销售有限公司)

By:	/s/HU Wei
Name:	HU Wei (胡伟)
Title:	Legal Representative
/s/Common seal of Beijing Hongdian Fund Distributor Co., Ltd.

Muffin Insurance Broker Co., Ltd. (Seal)
(麦芬保险经纪有限公司)

By:	/s/WEI Wei
Name:	WEI Wei (魏伟)
Title:	Legal Representative
/s/Common seal of Muffin Insurance Broker Co., Ltd.

Xuanji Intelligence (Beijing) Technology Co., Ltd. (Seal)
(璇玑智能（北京）科技有限公司)

By:	/s/ZHENG Yudong
Name:	ZHENG Yudong (郑毓栋)
Title:	Legal Representative
/s/Common seal of Xuanji Intelligence (Beijing) Technology Co., Ltd.

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES:

The PRC Affiliates:

Anquying (Ganzhou) Technology Co., Ltd. (Seal)
(安趣盈（赣州）科技有限公司)

By:	/s/WEI Wei
Name:	WEI Wei (魏伟)
Title:	Legal Representative
/s/Common seal of Anquying (Ganzhou) Technology Co., Ltd.

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES:

The PRC Affiliates:

Hezi (Beijing) Consultants Co., Ltd. (Seal)
(核籽（北京）咨询顾问有限公司)

By:	/s/WEI Wei
Name:	WEI Wei (魏伟)
Title:	Legal Representative
/s/Common seal of Hezi (Beijing) Consultants Co., Ltd.

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES:

The PRC Affiliates:

Tianjin Xiangmu Asset Management Co., Ltd. (Seal)
(天津橡木资产管理有限公司)

By:	/s/Authorized Signatory
Name:	ZHENG Yudong (郑毓栋)
Title:	Legal Representative
/s/Common seal of Tianjin Xiangmu Asset Management Co., Ltd.

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDERS:

/s/DONG Jun
Name: DONG Jun (董骏)

/s/WEI Wei
Name: WEI Wei (魏伟)

/s/PENG Xiaomei
Name: PENG Xiaomei (彭笑玫)

/s/LI Yuyang
Name: LI Yuyang (李宇阳)

/s/Freeman JR Richard Barry
Name: Freeman JR Richard Barry

/s/DONG Hao
Name: DONG Hao(董浩)

/s/ZHOU Jing
Name: ZHOU Jing (周静)

/s/HU Wei
Name: HU Wei (胡伟)

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDER HOLDCO:

GENIUS HUB LIMITED

By:	/s/DONG Jun
Name:	DONG Jun (董骏)
Title:	Director

WISE PLUS LIMITED

By:	/s/WEI Wei
Name:	WEI wei (魏伟)
Title:	Director

ROSY RANGE GLOBAL LIMITED

By:	/s/PENG Xiaomei
Name:	PENG Xiaomei (彭笑玫)
Title:	Director

EARNEST WAY INTERNATIONAL LIMITED

By:	/s/LI Yuyang
Name:	LI Yuyang (李宇阳)
Title:	Director

CH Financial Holdings Ltd.

By:	/s/Freeman JR Richard Barry
Name:	Freeman JR Richard Barry
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDER HOLDCO:

SPRING FOUNTAIN HOLDINGS LIMITED

By:	/s/DONG Hao
Name:	DONG Hao (董浩)
Title:	Director

UP SAIL HOLDINGS LIMITED

By:	/s/HU Wei
Name:	HU Wei (胡伟)
Title:	Director

Black Swan Investment Holdings Limited

By:	/s/ZHOU Jing
Name:	ZHOU Jing (周静)
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Vertex Asia Fund Pte. Ltd.

By:	/s/TAY CHOON CHONG
Name:	TAY CHOON CHONG
Title:	Authorized Signatory

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS AND ANGEL SHAREHOLDERS:

Peak Capital Advisory Limited

By:	/s/BAI YE FENG
Name:	BAI YE Feng
Title:	Director

Diversity Ventures Limited

By:	/s/BAI YE FENG
Name:	BAI YE FENG
Title:	Director

Dreamland Ventures Limited

By:	/s/Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Magic Stone Hong Tao Alternative Fund, L.P.

By:	/s/Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Magic Stone Alternative Private Equity Fund, L.P.

By:	/s/Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Zhong Capital Fund, L.P.

By:	/s/GUO Jia
Name:	GUO Jia
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

CHEER FORTUNE INVESTMENT LIMITED (福至投資有限公司)

By:	/s/GUO Jia
Name:	GUO Jia
Title:	Authorized Signatory

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

FUDA INVESTMENT INC.

By:	/s/GUO Jia
Name:	GUO Jia
Title:	Authorized Signatory

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

VENTECH CHINA S.À R.L.
acting in its capacity as general partner of
VENTECH CHINA II SICAR

By:	/s/Guo Jia
Name:	GUO Jia
Title:	Authorized Signatory

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Moon Wan Sun Investments Company Limited

By:	/s/Denise LAM
Name:	Denise Lam
Title:	Authorized Signatory

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Matrix Partners China III Hong Kong Limited

By:	/s/SHAO Yibo
Name:	SHAO Yibo
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Halvorson Ventures Limited

By:	/s/BAI YE FENG
Name:	BAI YE FENG
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Xiaomi Ventures Limited

By:	/s/Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Shunwei TMT III Limited

By:	/s/Tuck Lye Koh
Name:	Tuck Lye Koh
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Hillingdon Ventures Limited

By:	/s/Louis Choy
Name:	Louis Choy
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Sheen Profit Holdings Limited

By:	/s/Kent Ho
Name:	KENT HO
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

China eCapital Investment Holdings, Ltd.

By:	/s/Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Investec Bank plc

By:	/s/N.C.P de Mascarel de la Corbiere/Ting Chen
Name:	N.C.P de Mascarel de la Corbiere / Ting Chen
Title:	Authorized Signatories

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

DELIGHT TREASURE HOLDINGS LIMITED

By:	/s/WEN Cyrus Jun-ming
Name:	WEN Cyrus Jun-ming
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

PRIME EVER GROUP LIMITED

By:	/s/ TUNG Sun Tat Clement
Name:	TUNG Sun Tat Clement
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Mandra iBase Limited

By:	/s/Song-Yi Zhang
Name:	Song-Yi Zhang
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Woo Foong Hong Limited

By:	/s/Song-Yi Zhang
Name:	Song-Yi Zhang
Title:	Director

Pintec Technology Holdings Limited - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

SCHEDULE 1

Founders

NAME	ID/Passport NO.
DONG Jun(董骏)	******************
WEI Wei(魏伟)	******************
PENG Xiaomei(彭笑玫)	******************
LI Yuyang(李宇阳)	******************
Freeman JR Richard Barry	USA Passport: **********
DONG Hao (董浩)	******************
HU Wei（胡伟）	******************
ZHOU Jing（周静）	USA Passport:**********

SCHEDULE 2-A

Founder Holdcos

Name of Investors	Number of Ordinary Shares
GENIUS HUB LIMITED	23,722,804 Ordinary Shares
WISE PLUS LIMITED	15,698,914 Ordinary Shares
ROSY RANGE GLOBAL LIMITED	12,360,777 Ordinary Shares
EARNEST WAY INTERNATIONAL LIMITED	6,977,295 Ordinary Shares
CH Financial Holdings Ltd.	4,186,378 Ordinary Shares
SPRING FOUNTAIN HOLDINGS LIMITED	5,426,785 Ordinary Shares
UP SAIL HOLDINGS LIMITED	400,000 Ordinary Shares
Black Swan Investment Holdings Limited	1,000,000 Ordinary Shares
Total	69,772,953 Ordinary Shares

SCHEDULE 2-B

Angel Shareholders

Name of Investors	Number of Ordinary Shares
Diversity Ventures Limited	1,726,111 Ordinary Shares
Dreamland Ventures Limited	200,400 Ordinary Shares
China eCapital Investment Holdings, Ltd.	300,536 Ordinary Shares
Total	2,227,047

SCHEDULE 2-C

Series Seed-A Investors

Name of Investors	Number of Series Seed-A Preferred Shares
Peak Capital Advisory Limited	2,500,000 Series Seed-A-1 Preferred Shares
VENTECH CHINA II SICAR	13,750,000 Series Seed-A-2 Preferred Shares
Moon Wan Sun Investments Company Limited	3,928,568 Series Seed-A-2 Preferred Shares
Total	20,178,568

SCHEDULE 2-D

Series Seed-B Investors

Name of Investors	Number of Series Seed-B Preferred Shares
Xiaomi Ventures Limited	14,651,116 Series Seed-B Preferred Shares
Shunwei TMT III Limited	4,883,705 Series Seed-B Preferred Shares
Halvorson Ventures Limited	929,782 Series Seed-B Preferred Shares
Ventech China II SICAR	3,165,886 Series Seed-B Preferred Shares
Matrix Partners China III Hong Kong Limited	6,010,714 Series Seed-B Preferred Shares
Vertex Asia Fund Pte. Ltd.	4,207,500 Series Seed-B Preferred Shares
Moon Wan Sun Investments Company Limited	904,538 Series Seed-B Preferred Shares
Magic Stone Hong Tao Alternative Fund, L.P.	2,003,571 Series Seed-B Preferred Shares
Hillingdon Ventures Limited	500,893 Series Seed-B Preferred Shares
Total	37,257,705

SCHEDULE 2-E

Series Seed-C Investors

Name of Investors	Number of Series Seed-C Preferred Shares
Investec Bank plc	10,689,488 Series Seed-C Preferred Shares
DELIGHT TREASURE HOLDINGS LIMITED	2,366,957 Series Seed-C Preferred Shares
PRIME EVER GROUP LIMITED	1,068,947 Series Seed-C Preferred Shares
Matrix Partners China III Hong Kong Limited	6,108,278 Series Seed-C Preferred Shares
Vertex Asia Fund Pte. Ltd.	763,534 Series Seed-C Preferred Shares
Zhong Capital Fund, L.P.	3,817,674 Series Seed-C Preferred Shares
CHEER FORTUNE INVESTMENT LIMITED (福至投資有限公司)	1,690,463 Series Seed-C Preferred Shares
FUDA INVESTMENT INC.	218,371 Series Seed-C Preferred Shares
Ventech China II SICAR	763,535 Series Seed-C Preferred Shares
Moon Wan Sun Investments Company Limited	1,450,715 Series Seed-C Preferred Shares
Magic Stone Alternative Private Equity Fund, L.P.	5,726,508 Series Seed-C Preferred Shares
Halvorson Ventures Limited	572,651 Series Seed-C Preferred Shares
Xiaomi Ventures Limited	2,305,371 Series Seed-C Preferred Shares
Shunwei TMT III Limited	1,632,996 Series Seed-C Preferred Shares
Hillingdon Ventures Limited	167,486 Series Seed-C Preferred Shares
Sheen Profit Holdings Limited	38,177 Series Seed-C Preferred Shares
China eCapital Investment Holdings, Ltd.	7,214 Series Seed-C Preferred Shares
Woo Foong Hong Limited	1,908,837 Series Seed-C Preferred Shares
Mandra iBase Limited	1,450,716 Series Seed-C Preferred Shares
Total	42,747,918

SCHEDULE 3

Competitors

Renrendai

QuantGroup

Wecash

Dianrong.com

Paipaidai

EXHIBIT A

Notices

If to the Group Companies and the Founders:

Address: 16th Floor Tower A, Winterless Centre, No 1, Xidawang Road, Chaoyang District, Beijing

Attn: Dong Jun

Tel: ******************

Fax: ******************

If to Vertex Asia Fund Pte. Ltd.:

Address: 250 North Bridge Road

#11-01 Raffles City Tower

Singapore 179101

Attn: TAY CHOON CHONG, Managing Director

Tel: ******************

If to Peak Capital Advisory Limited, Diversity Ventures Limited and Dreamland Ventures Limited:

Address: Flat F, 9/F, Tower 1, Harbour Green No.8 Sham Mong Rd. Tai Kok Tsui Kowloon, Hong Kong

Attn: BAI YE Feng

Tel: ******************

E-mail: ******************

If to Investec Bank plc:

Address: 2 Gresham Street, London, EC2V 7QP, United Kingdom

Copy to:   Suite 3609, 36 Floor, Two IFC, No.8 Finance Street, Central, Hong Kong

Attn: Mr. Richard Forlee / Mr. Nicolas de Mascarel / Mr. Ting Chen

Tel:  ******************

Fax: ******************

Email: ******************

If to DELIGHT TREASURE HOLDINGS LIMITED:

Address: 21/F, Hong Kong Diamond Exchange Building,  8-10 Duddell Street, Central, Hong Kong

Attn: Cyrus Wen

Tel:  ******************

Fax: ******************

If to PRIME EVER GROUP LIMITED:

Address: 3/F, 100QRC, 100 Queen’s Road Central, Central, Hong Kong

Attn: Clement Tung/ Cyrus Wen

Tel:  ******************

Fax: ******************

Email:******************

If to Matrix Partners China III Hong Kong Limited:

Address: Suite 08, 20th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong

Attn:Harry Man

Tel: ******************

Fax: ******************

Email: ******************

If to Zhong Capital Fund, L.P.:

Address: 1507, Tower B, Parkview Green, No.9 Dongdaqiao Road, Chaoyang District, Beijing, PRC (北京市朝阳区东大桥路9号芳草地购物中心写字楼B座1507)

Attn: GUO Jia

Tel: ******************

If to CHEER FORTUNE INVESTMENT LIMITED (福至投資有限公司):

Address: 1507, Tower B, Parkview Green, No.9 Dongdaqiao Road, Chaoyang District, Beijing, PRC (北京市朝阳区东大桥路9号芳草地购物中心写字楼B座1507)

Attn: GUO Jia

Tel: ******************

If to FUDA INVESTMENT INC.:

Address: 1507, Tower B, Parkview Green, No.9 Dongdaqiao Road, Chaoyang District, Beijing, PRC (北京市朝阳区东大桥路9号芳草地购物中心写字楼B座1507)

Attn: GUO Jia

Tel: ******************

If to Ventech China II SICAR:

Address: 1507, Tower B, Parkview Green, No.9 Dongdaqiao Road, Chaoyang District, Beijing, PRC (北京市朝阳区东大桥路9号芳草地购物中心写字楼B座1507)

Attn: GUO Jia

Tel: ******************

If to Moon Wan Sun Investments Company Limited:

Address: Unit 606, 6th Floor, Alliance Building133, Connaught Road Central, Hong Kong

Attn: GUO Jia

Tel: ******************

If to Magic Stone Hong Tao Alternative Fund, L.P. and Magic Stone Alternative Private Equity Fund, L.P.:

Address: D36, No.18 Xiaoyun Road, King’s Garden, Chaoyang District, Beijing, China

Attn: Jenny Zeng

Tel: ******************

E-mail: ******************

If to Halvorson Ventures Limited:

Address: Flat F, 9/F, Tower 1, Harbour Green

No.8 Sham Mong Rd. Tai Kok Tsui

Kowloon, Hong Kong

Attn: BAI YE Feng

Tel: ******************

Fax: ******************

If to Xiaomi Ventures Limited:

Address:   12F, East Office Building, the Rainbow City of China Resources, No. 68 Qinghe Middle Street, Haidian, Beijing

Attn: Liu Xin

Tel: ******************

Fax: ******************

If to Shunwei TMT III Limited:

Address: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Attn: Mr. Tuck Lye Koh (许达来)

With a copy to:

Address: Unit 1309A, 13/F, Cable TV Tower, No. 9 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong

Attn: Mr. Tuck Lye Koh (许达来)

Tel: ******************

Fax: ******************

If to Hillingdon Ventures Limited:

Address: House 10, Rosecliff, 20 Tai Tam Road, Hong Kong

Attn: Louis Chung Wai Choy

Email: ******************

If to Sheen Profit Holdings Limited:

Address: 21/F Sing Tao News Corp 3 Tung Wang Rd, Shau Kei Wan, Hong Kong

Attn: Kent Ho

If to China eCapital Investment Holdings, Ltd.：

Address: 1001, China Resources Building, No. 8 Jianguomenbei Ave. Beijing, 100005, P.R.China

Attn: Ran Wang

Tel: ******************

If to Mandra iBase Limited:

Address: 10/F., Fung House, 19-20 Connaught Road Central, Hong Kong

Attn:Song-Yi Zhang / Kenneth Nuyen

Tel: ******************

Fax: ******************

Email: ******************

If toWoo Foong Hong Limited:

Address: 10/F., Fung House, 19-20 Connaught Road Central, Hong Kong

Attn:Song-Yi Zhang / Kenneth Nuyen

Tel: ******************